EXHIBIT 99

For Immediate Release{PRIVATE}



Thursday, October 9, 2003

Contact: David G. Ratz, Executive Vice President & COO
                  (740) 286-3283


Oak Hill Financial Earnings Up 15% in Third Quarter

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended September 30, 2003 of $3,121,000, or $.55 per diluted share. The third quarter 2003 earnings represent an increase of 15.3% over the $2,708,000, or $.49 per diluted share, in net earnings from operations that the company recorded for the quarter ended September 30, 2002.

For the nine months ended September 30, 2003, Oak Hill Financial recorded net earnings from operations of $8,942,000, or $1.59 per diluted share, an increase of 15.0% over the $7,775,000, or $1.43 per diluted share, in net earnings from operations for the first nine months of 2002.

The operating earnings for the third quarter and first nine months of 2003 have been adjusted for non-recurring tax savings of $133,000 and $399,000, respectively, resulting from a one-time tax savings of $533,000 for the full year 2003. Including the non-recurring savings, the company's net income was $3,254,000, or $.57 per diluted share, for the third quarter and $9,341,000, or $1.66 per diluted share, for the first nine months of 2003.

The company's total assets ended the third quarter of 2003 at $904.0 million, an increase of 7.1% over the $844.1 million in total assets recorded at September 30, 2002, and 4.6% over the $863.9 million in assets on the books at June 30, 2003. Net loans at September 30, 2003 were $778.5 million, up 12.0% over the $695.1 million in net loans at September 30, 2002, and 5.1% over the $740.9 million in net loans at the end of the second quarter of 2003.

In reviewing the third quarter results, Oak Hill Financial Chairman and CEO John
D. Kidd said, "We continue to be very pleased with our earnings performance. Revenues for the third quarter were up nearly 17% over the third quarter of 2002, driven by a 68% increase in non-interest income. We are also pleased with the results of our loan production efforts, as our loans have grown over 5% since June 30, with a 14% increase in commercial real estate loans leading the way."

Looking ahead to the fourth quarter and beyond, Kidd stated, "It appears that the boom in mortgage lending has peaked, which creates the challenge going forward of replacing that revenue stream. We're facing that challenge by aggressively pursuing loan growth. We've been able to build considerable momentum in other areas of lending, and the pipeline is particularly strong in commercial real estate. Also, while mortgage originations will be lower, we've shaped our mortgage area to be an ongoing line of business and we have an excellent servicing portfolio. Our other fee income areas are doing very well, SBA lending is expected to grow, and credit quality and operating expenses are stable. The net interest margin is also a challenge, but we are hopeful that overall loan growth and growth in other non-interest revenues will allow our earnings momentum to continue through the remainder of the year and into 2004."

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the third quarter was 4.03%, as compared to the 4.10% posted in the third quarter of 2002 and the 4.27% recorded for the second quarter of 2003. The third quarter margin was below management's expectations and resulted primarily from continuing pressure on asset yields - particularly yields on commercial and residential real estate loans - due to the low interest rate environment. The decline was partially offset by a 5.7% increase in demand deposits during the quarter, continuing a trend sparked by the company's marketing and sales efforts. While the margin will continue to come under pressure if rates remain at their current low levels, management believes that it has stabilized and can be maintained in the current range.

Operating Expenses - Non-interest expenses were 2.79% of average assets for the third quarter of 2003, as compared to 2.65% for the third quarter of 2002 and the 2.95% posted for the second quarter of 2003. On a dollar basis, operating expenses declined slightly in the third quarter versus the second quarter. The linked quarter improvement reflects the company's success at growing into expense levels established in earlier quarters with the addition of new facilities, management and staff to facilitate the company's growth objectives. Also, due to the combination of higher revenues and stable expenses, the company's efficiency ratio improved to 52.1% for the third quarter of 2003, as compared to the prior year's 55.1% and the 53.1% posted for the second quarter of 2003.

Non-Interest Income - Non-interest income, including the gain on sale of loans, was $3,302,000 in the third quarter, an increase of 67.5% over the third quarter of 2002 and 8.2% over the second quarter of 2003. As in recent quarters, gain on sale of loans was the largest component of the year-over-year increase, and commissions on the sales of group health and title insurance, and service charges on deposit accounts also posted strong increases. Consistent with national trends, the demand for fixed-rate mortgages abated in the latter part of the third quarter, and management expects lower gains on sales from mortgage origination activities in the fourth quarter. However, the company retains the servicing rights on the mortgage loans it originates, and the success of its origination efforts in recent quarters has resulted in a substantial increase in its servicing portfolio, with a corresponding increase in revenues expected in future periods. Also, future periods should benefit as the company continues to pursue SBA lending, an area which it currently has a healthy pipeline.

Asset Quality - At the end of the third quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 1.02% and 0.95%, respectively, as compared to the 1.07% and 0.96%, respectively, recorded at June 30, 2003. The largest of the non-performing loans, which the company has discussed in earlier releases, represents 0.15% of the nonperforming loan ratio. Another non-performing loan, also discussed in a previous release, contributed 0.10% to the nonperforming loan ratio. The remaining nonperforming loans are a mix of commercial real estate, commercial, residential real estate and consumer loans. The largest of these represents 0.06% of the nonperforming loan ratio. The expected loss on all nonperforming loans combined is about $650,000.

The company continued to take an aggressive posture toward problem credits in the third quarter, with net charge-offs (non-annualized) at 0.06% of total loans for the quarter, as compared to 0.08% in the second quarter. The annualized rate through nine months of 0.23% remains consistent with management's objective of maintaining net charge-offs in the 0.20% range for the full year.

Overall Strategy - Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans and residential mortgage loans; fixed-rate residential mortgage loans and SBA loans for sale in the secondary market; and consumer loans. Management believes that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiary. Non-interest income growth and diversification of non-interest revenues are also major elements in the company's strategy. In this regard, SBA loans will receive greater emphasis as the demand for fixed-rate residential mortgages moderates. Further, cross-selling additional services to the company's diverse customer base and expanding the range and penetration of fee-generating services remain key factors in the company's pursuit of non-interest income.

Asset/Loan Growth - The company's total assets grew at an 18.5% annual rate during the third quarter, while loans increased at a very healthy 20.3% annual rate. As previously released, the company's objectives for 2003 called for approximately 10% growth in both loans and assets. Through nine months, loans have already exceeded this objective with an increase of 10.9%, and assets are on track to surpass the target in the fourth quarter. Further, management believes that continued growth can offset both the softness in the net interest margin and the expected decline in gain on sale of loans and, therefore, growth will be aggressively pursued. However, balance sheet growth will not come at the expense of credit quality and must contribute to attaining the company's earnings objectives.

Estimate - The company has narrowed the range of its earnings estimate for the full year 2003 to $2.11 to $2.14 per share.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiaries, Oak Hill Banks and Action Finance Company, operate 25 full-service banking offices, five bank loan production offices, and six consumer finance offices in 15 counties across southern and central Ohio. A third subsidiary, Oak Hill Financial Insurance Agency, provides group health plans and other insurance services to over 350 business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 9, 2003 Press Release



                                                          At September 30,
(In thousands)                                          2003            2002
--------------------------------------------------------------------------------

SUMMARY OF FINANCIAL CONDITION

Total assets                                          $904,006         $844,051
Interest-bearing deposits and federal funds sold         1,100            7,068
Investment securities                                   76,608           91,207
Loans receivable - net                                 778,484          695,073
Deposits                                               684,865          662,613
Federal Home Loan Bank advances and other borrowings   139,969          112,339
Stockholders' equity                                    76,503           65,263



     The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items. Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP"). In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company's U.S. GAAP information to its operating information is presented in the table below.

                                                            For the             At or For the
                                                      three months ended     nine months ended
                                                         September 30,          September 30,
(In thousands, except share data)                       2003      2002        2003      2002
----------------------------------------------------------------------------------------------

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)                              $ 3,254   $ 2,691      $ 9,341   $ 7,838
Non-recurring items, net of tax:
      Merger-related expenses                              --        17           --        17
     Gain on sale of a former branch location              --        --           --       (80)
     Reduction in tax expense                            (133)                  (399)
----------------------------------------------------------------------------------------------
Net earnings from operations                          $ 3,121    $ 2,708     $ 8,942   $ 7,775
==============================================================================================



Diluted earnings per share (U.S. GAAP)                $  0.57   $   0.49     $  1.66   $  1.44

Non-recurring items, net of tax:
     Merger-related expenses                               --         --          --        --
     Gain on sale of a former branch location
                                                           --         --          --     (0.01)
     Reduction in tax expense                           (0.02)        --       (0.07)       --
----------------------------------------------------------------------------------------------
Diluted earnings per share from operations            $  0.55   $   0.49     $  1.59   $  1.43
==============================================================================================

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

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 9, 2003 Press Release

                                                                                 For the             At or For the
                                                                           three months ended     nine months ended
                                                                              September 30,          September 30,
(In thousands, except share data)                                            2003       2002        2003      2002
--------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest expense (U.S. GAAP)                                          $   5,946   $ 5,539     $ 17,908  $ 16,511

Non-recurring items:
     Merger-related expenses                                                     --       (26)          --       (26)
     Reduction in tax expense                                                   202        --          607        --
--------------------------------------------------------------------------------------------------------------------
Non-interest expense from operations                                      $   6,148   $ 5,513     $ 18,515  $ 16,485
====================================================================================================================

Non-interest income (U.S. GAAP)                                           $   3,302   $ 1,971     $  8,758  $  5,547

Non-recurring items:
     Gain on sale of a former branch location                                    --        --           --      (122)
--------------------------------------------------------------------------------------------------------------------
Non-interest income from operations                                       $   3,302   $ 1,971     $  8,758   $ 5,425
====================================================================================================================



SUMMARY OF OPERATIONS (1)

Interest income                                                           $  13,475   $14,247     $40,991    $42,935
Interest expense                                                              5,003     6,116      15,464     18,812
--------------------------------------------------------------------------------------------------------------------
     Net interest income                                                      8,472     8,131      25,527     24,123
Provision for losses on loans                                                   966       605       2,506      1,652
--------------------------------------------------------------------------------------------------------------------

     Net interest income after provision for losses on loans                  7,506     7,526      23,021     22,471
Gain on sale of loans                                                         1,473       697       3,691      1,405
Insurance commissions                                                           718       650       2,111      1,788
Other non-interest income                                                     1,111       624       2,956      2,232
General, administrative and other expense                                     6,148     5,513      18,515     16,485
--------------------------------------------------------------------------------------------------------------------
     Earnings before federal income taxes                                     4,660     3,984      13,264     11,409
Federal income taxes                                                          1,539     1,276       4,322      3,636
--------------------------------------------------------------------------------------------------------------------
Net earnings from operations                                              $   3,121   $ 2,708     $ 8,942    $ 7,775
====================================================================================================================

SELECTED PERFORMANCE RATIOS FROM OPERATIONS (1)(4)

Diluted earnings per share (3)                                            $ 0.55      $  0.49      $  1.59   $  1.43
====================================================================================================================
Return on average assets                                                   1.42%          1.30%       1.40%     1.28%
Return on average equity                                                  16.47%         17.07%      16.58%    17.26%
Non-interest expense to average assets                                     2.79%          2.65%       2.90%     2.75%
Efficiency ratio                                                          52.13%         55.12%      53.80%    55.85%

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


Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 9, 2003 Press Release

                                                                                 For the             At or For the
                                                                           three months ended     nine months ended
                                                                              September 30,          September 30,
(In thousands, except share data)                                   2003          2002        2003      2002
--------------------------------------------------------------------------------------------------------------------

PER SHARE INFORMATION (U.S. GAAP)
Basic earnings per share(2)                                      $     0.59    $    0.50    $    1.71    $    1.48
====================================================================================================================
Diluted earnings per share(3)                                    $     0.57    $    0.49    $    1.66    $    1.44
====================================================================================================================
Dividends per share(2)                                           $     0.13    $    0.12    $    0.39    $    0.36
====================================================================================================================
Book value per share                                                                        $   13.83    $   11.93
====================================================================================================================




OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (4)

Return on average assets                                               1.48%        1.29%        1.47%        1.29%
Return on average equity                                              17.18%       16.96%       17.32%       17.39%
Non-interest expense to average assets                                 2.70%        2.66%        2.81%        2.76%
Net interest margin (fully-taxable equivalent)                         4.03%        4.10%        4.20%        4.20%
Total allowance for losses on loans to non-performing loans                                    127.88%       89.15%
Total allowance for losses on loans to total loans                                               1.31%        1.27%
Non-performing loans to total loans                                                              1.02%        1.42%
Non-performing assets to total assets
                                                                                                 0.95%        1.19%
Net charge-offs to average loans (actual for the period)               0.06%        0.09%        0.17%        0.16%
Net charge-offs to average loans (annualized)                          0.24%        0.37%        0.23%        0.21%
Equity to assets at period end                                         8.46%        7.58%
Efficiency ratio                                                      50.42%       55.38%       52.03%       55.94%
--------------------------------------------------------------------------------------------------------------------


(1) Does not include a $122,000, pre-tax gain on the sale of a former branch location for the nine months ended September 30, 2002, and $26,000, pre-tax, merger-related charges for the three and nine months ended September 30, 2002. Includes $202,500 and $607,500, pre-tax reduction in tax expense for the three and nine months ended September 30, 2003, respectively, resulting from a one-time pre-tax savings of $810,000 for 2003.

(2)  Based on 5,517,166,  5,334,226,  5,467,958  and 5,233,713  weighted-average shares outstanding for the three and nine months ended September 30, 2003 and 2002, respectively.

(3)  Based on 5,683,867,  5,481,908,  5,613,075  and 5,286,066  weighted-average shares outstanding for the three and nine months ended September 30, 2003 and 2002, respectively.

(4)  Annualized where appropriate.


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Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 9, 2003 Press Release



                                                         At   September 30,
(In thousands, except share data)                      2003             2002
--------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                              23,187          34,978
Trading account securities                                 --              --
Securities available for sale                          72,945          88,362
Securities held to maturity                             3,663           2,575
Other securities                                        5,938           5,700
Total securities                                       82,546          96,907
Total cash and securities                             105,733         131,885
Loans and leases held for investment (1)              784,324         700,487
Loans and leases held for sale (1)                      1,738           2,057
Total loans and leases (1)                            786,062         702,544
Allowance for losses on loans                          10,335           8,919
Goodwill                                                  413             413
Other intangible assets                                   --              --
Total intangible assets                                   413             413
Mortgage servicing rights                               2,757           1,448
Purchased credit card relationships                        --              --
Other real estate owned                                   475              19
Other assets                                           18,901          16,661
Total assets                                          904,006         844,051


BALANCE SHEET - LIABILITIES

Deposits                                              684,865         662,613
Borrowings                                            134,969         107,339
Other liabilities                                       2,661           3,828
Total liabilities                                     822,495         773,780
Redeemable preferred stock                                 --              --
Trust preferred securities                              5,000           5,000
Minority interests                                          8               8
Other mezzanine level items                                --              --
Total mezzanine level items                             5,008           5,008
Total liabilities and mezzanine level items           827,503         778,788


BALANCE SHEET - EQUITY

Preferred equity                                           --              --
Common equity                                          76,503          65,253
MEMO ITEM: Net unrealized gain (loss) on securities
     available for sale, net of tax                       698           1,697
End of period shares outstanding (2)                5,531,678       5,352,643
Options outstanding                                   550,030         738,478
Treasury shares held by the Company                    62,550         241,585
--------------------------------------------------------------------------------

(1)  Data is net of unearned interest, gross of allowance for losses on loans
(2)  Excludes treasury shares

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

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 9, 2003 Press Release

                                                            For the             At or For the
                                                      three months ended     nine months ended
                                                         September 30,          September 30,
(In thousands, except share data)                       2003      2002        2003      2002
----------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?                               No        No          No         No
Number of shares to be repurchased in plan              N/A        N/A         N/A        N/A
Number of shares repurchased during the period          N/A        N/A         N/A        N/A
Average price of repurchased shares                     N/A        N/A         N/A        N/A


INCOME STATEMENT

Interest income                                        13,475     14,247      40,991   42,935
Interest expense                                        5,003      6,116     15,464    18,812
Net interest income                                     8,472      8,131     25,527    24,123
Net interest income (fully-taxable equivalent)          8,600      8,255     25,929    24,548
Provision for losses on loans                             966        605      2,506     1,652
Non-recurring income:
      Gain on sale of a former branch                      --         --         --       122
Non-recurring expense:
         Merger-related expenses                           --         26         --        26
Trading account income                                     --         --         --        --
Foreign exchange income                                    --         --         --        --
Trust income                                               --         --         --        --
Insurance commissions                                     718        650       2,111    1,788
Service charges on deposits                               870        419       2,179    1,275
Gain on sale of loans                                   1,473        697       3,691    1,405
Gain on investment securities transactions                110        224         257      301
Other non-interest income                                 131        (19)        520      656
Total non-interest income                               3,302      1,971       8,758    5,425
Employee compensation and benefits                      3,598      3,205      10,772    9,601
Occupancy and equipment expense                            702       598       2,161    1,789
Foreclosed property expense                                --         --         --        --
Amortization of intangibles                                --         --         --        --
Other general, administrative and other expense          1,646     1,710       4,975    5,097
Total non-interest expenses                              5,946     5,513      17,908   16,485
Net income before taxes                                  4,862     3,958      13,871   11,507
Federal income taxes                                     1,608     1,267       4,530    3,669
Net income before extraordinary items                    3,254     2,691       9,341    7,838
Extraordinary items                                        --         --         --        --
Net income                                               3,254     2,691       9,341    7,838


CHARGE-OFFS

Loan charge-offs                                          575        761       1,643    1,413
Recoveries on loans                                       121        110         383      336
Net loan charge-offs                                      454        651       1,260    1,077


AVERAGE BALANCE SHEET

Average loans and leases                               762,666   701,237     738,410   684,835
Average other earning assets                            83,632    97,438      87,562    97,522

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


Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 9, 2003 Press Release

                                                            For the             At or For the
                                                      three months ended     nine months ended
                                                         September 30,          September 30,
(In thousands, except share data)                       2003      2002        2003      2002
----------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets                           846,298    798,675    825,972   782,357
Average total assets                                   872,729    826,580    852,344   809,576
Average total time deposits                            422,351    406,168    418,219   405,248
Average other interest-bearing deposits                192,719    187,988    187,423   182,597
Average total interest-bearing deposits                615,070    594,156    605,642   587,845
Average borrowings                                     115,758    107,655    109,922   100,474
Average interest-bearing liabilities                   730,828    701,811    715,564   688,319
Average preferred equity                                   --         --         --        --
Average common equity                                   75,165     62,948     72,092    60,246


ASSET QUALITY AND OTHER DATA

Non-accrual loans                                                              7,737     7,610
Renegotiated loans                                                                --        --
Loans 90+ days past due and still accruing                                       345     2,395
Total non-performing loans                                                     8,082    10,005
Other real estate owned                                                          475        19
Total non-performing assets                                                    8,557    10,024


ADDITIONAL DATA

1 - 4 family mortgage loans serviced for others                              253,251   166,528
Proprietary mutual fund balances                                                  --        --
Fair value of securities held to maturity                                      3,517     2,490
Full-time equivalent employees                                                   333       324
Total number of full-service banking offices                                      25        24
Total number of bank and thrift subsidiaries                                       1         2
Total number of ATMs                                                              28        28


LOANS RECEIVABLE

Real estate                                                                  227,901   248,074
Commercial real estate                                                       344,786   252,943
Commercial and other                                                         139,221   125,888
Consumer                                                                      74,288    75,703
Credit cards                                                                   1,444     1,540
----------------------------------------------------------------------------------------------
      Loans receivable - gross                                               787,640   704,148
Unearned interest                                                             (1,578)   (1,604)
----------------------------------------------------------------------------------------------
      Loans receivable - net of unearned interest                            786,062   702,544
Allowance for losses on loans                                                (10,335)   (8,919)
----------------------------------------------------------------------------------------------
      Loans receivable - net (1)                                             775,727   693,625

(1)  Does not include mortgage servicing rights.
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

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
October 9, 2003 Press Release

                                                            For the             At or For the
                                                      three months ended     nine months ended
                                                         September 30,          September 30,
(In thousands, except share data)                       2003      2002        2003      2002
----------------------------------------------------------------------------------------------

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Non-interest bearing                                                          70,588    59,546
Core interest-bearing                                                        501,865   489,647
Non-core interest-bearing                                                    112,412   113,420
----------------------------------------------------------------------------------------------
      Total deposits                                                         684,865   662,613
==============================================================================================

Yield/average earning assets (fully-taxable equivalent)   6.38%      7.14%      6.70%     7.41%
Cost/average earning assets                               2.35%      3.04%      2.50%     3.21%
----------------------------------------------------------------------------------------------
      Net interest income (fully-taxable equivalent)      4.03%      4.10%      4.20%     4.20%
==============================================================================================